CASH COLLATERAL AGREEMENT

CASH COLLATERAL AGREEMENT dated as of February 14, 2008 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) among each of MORRIS GAD, an individual residing at 592 5th Avenue, New York, New York, 10036 (“Pledgor”), PNC BANK, NATIONAL ASSOCIATION, a national banking association, as depository institution (the “Bank”) and PNC BANK, NATIONAL ASSOCIATION, a national banking association as agent for the Lenders (as defined below) party to the Loan Agreement referred to below (in such capacity, “Agent”).

WHEREAS, reference is made to the Revolving Credit, Term Loan and Security Agreement dated as of February 14, 2008 (as amended, modified, supplemented and/or restated from time to time, the “Loan Agreement”) among PNC Bank, National Association (“PNC”), the various financial institutions named in or which hereafter become a party to the Loan Agreement (PNC and such other various other financial institutions, collectively, the “Lenders”), Agent, Hybrook Resources Corp. (to be renamed Best Energy Services, Inc.), a corporation organized under the laws of the State of Nevada (“Best”), Bob Beeman Drilling Company, a corporation organized under the laws of the State of Utah (“BBD”), and Best Well Service, Inc., a corporation organized under the laws of the State of Kansas (“BWS”) (Best, BBD and BWS, each a “Borrower”, and collectively “Borrowers”).

WHEREAS, as an inducement for Agent and Lenders to make certain advances to Borrowers under the Loan Agreement, Pledgor has agreed to enter into this Agreement;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.  Defined Terms.  Except as otherwise defined herein, terms defined in the Loan Agreement are used herein as defined therein.  The following terms shall have the following meanings for purposes of this Agreement:

“Account” shall have the meaning assigned to such term in Section 2 hereof.

“Obligations” shall mean, collectively, all obligations and liabilities of  Borrowers under the Loan Agreement, including, without limitation, principal, interest, expenses relating or incidental to the enforcement or protection of the rights of Agent and Lenders hereunder or thereunder, and all modifications, amendments, replacements, extensions and renewals thereof and substitutions therefor, whether now existing or hereafter at any time created, arising or incurred without limit to amount, except as expressly stated in the Loan Agreement.

“Side Collateral” shall mean cash equal to the Side Collateral Amount, and all interest or other income with respect to the Side Collateral and all proceeds thereof, deposited to or for the credit of the Account.

“Side Collateral Amount” shall mean $2,500,000, less the amount of any Side Collateral which has been applied to the Obligations or released pursuant to Section 6 hereof.

Section 2.  Establishment and Maintenance of the Account.

(a)           The Pledgor shall transfer and deposit, in immediately available funds, an amount equal to the Side Collateral Amount.   The Side Collateral shall be transferred to and deposited in immediately available funds in Account No. 31900325348 (the “Account”) in the name of the Pledgor, which account shall be maintained at the Bank.

(b)           Pledgor, Agent and the Bank each hereby agree that (i) the Account shall be a segregated non-demand, interest bearing deposit account used only for the purposes of this Agreement and all amounts to the credit thereof shall be separate and identifiable as credited to such Account, (ii) the Account shall at all times be subject to the exclusive dominion and control of the Agent and (iii) except for remittances permitted pursuant to Section 6 of this Agreement, the Pledgor shall have no right or power to withdraw the Side Collateral from the Account and the Agent is hereby authorized by the Pledgor to provide such instructions, and make such notations on the records relating to the Account, to give effect to the foregoing.

Section 3.  Pledge and Assignment of the Account.  As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, Pledgor does hereby pledge, grant and assign to the Agent, for its benefit and for the ratable benefit of Lenders, a security interest in, to and under, and a continuing lien on, the Side Collateral and the Account.

Section 4.  Withdrawal of Deposits.   All amounts and items deposited in the Account shall remain in the Account until released or withdrawn in accordance with the terms of this Agreement.

Section 5.  Remedies.   Upon the occurrence and during the continuance of an Event of Default under the Loan Agreement:

(a)           The Agent may, in addition to those rights and remedies which may be available to the Agent under applicable law, at any time or from time to time, at its option and without further demand or notice to Pledgor, withdraw or cause to be withdrawn, charge, set-off or otherwise apply all or any part of the Side Collateral against the Obligations in such order as it shall determine in its sole discretion; and

(b)           The Agent may, in addition to the other rights and remedies provided for herein or otherwise available to it, exercise all the rights and remedies of a secured party under the Uniform Commercial Code as in effect in any applicable jurisdiction.

No failure on the part of the Agent or any of its agents to exercise, and no course of dealing with respect to, or delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent or any of its agents of any right, power or remedy hereunder preclude the exercise of any other right, power or remedy.  The remedies herein are cumulative and are not exclusive of any remedies provided by law.

In furtherance of the foregoing, Pledgor hereby expressly waives diligence, presentment of payment, protest, demand of performance and all notices whatsoever, and any requirement that the Agent exhaust any right, power or remedy under the Loan Agreement or any Other Document, or against any person under any guarantee of, or security for, any of the Obligations.  Notwithstanding anything to the contrary contained in this Agreement, Agent shall use commercially reasonably efforts to notify Pledgor of any Event of Default under the Loan Agreement, but any failure on the part of Agent to provide such notice shall not prejudice its rights under this Agreement.

Pledgor hereby agrees to pay all of the Agent’s expenses (including, without limitation, reasonable legal fees and disbursements) of every kind directly related to any dispute with Pledgor arising out of this Agreement, which obligation to reimburse shall be secured under this Agreement and be deemed to be Obligations for purposes hereof.

Section 6.   Release of Side Collateral; Termination.

(a)           Pledgor shall have to direct Agent from time to time to release any interest that has accrued on the Side Collateral Amount and that is available for withdrawal from the Account without penalty by the Bank, and upon receipt of such direction Agent shall promptly remit or cause to be remitted to the Pledgor, without any recourse to, or warranty or representation by the Agent whatsoever, any such interest on the Side Collateral Amount.

(b)           If as of the date Agent receives the audited financial statements required to be delivered to Agent and the Lenders pursuant to Section 9.7 of the Loan Agreement (the “Audited Financial Statements”) for any fiscal year of the Borrowers, commencing with the fiscal year ending December 31, 2008, (x) no Default or Event of Default has occurred and is continuing under the Loan Agreement and (y) such Audited Financial Statements demonstrate to Agent’s reasonably satisfaction that the net income of the Borrowers on a Consolidated Basis was greater than $4,000,000, then the Agent shall promptly remit or cause to be remitted to the Pledgor, without any recourse to, or warranty or representation by the Agent whatsoever, a portion of the Side Collateral Amount equal to 25% of the difference between the Borrowers net income for such fiscal year (as demonstrated by such Audited Financial Statements) and $4,000,000, so long as after giving effect to the foregoing there shall be Undrawn Availability of not less than $2,500,000.

(c)           If, after the Closing Date, Best issues any additional Equity Interests in accordance with the Loan Agreement such that the aggregate amount of proceeds received by Best from the issuance of Equity Interests in connection with the Transactions (whether prior to or after the Closing Date) (such amount, the “Aggregate Equity Proceeds”) exceeds $9,500,000 (the “Target Amount”), and the proceeds of such issuance of Equity Interests are utilized to repay the outstanding Advances under (and as required by) the Loan Agreement, then, so long as no Default or Event of Default shall have occurred and be continuing, the Agent shall s promptly (but in no event later than three (3) Business Days after the repayment of the outstanding Advances under the Loan Agreement with such proceeds) remit or cause to be remitted to the Pledgor, without any recourse to, or warranty or representation by the Agent whatsoever, a portion of the Side Collateral Amount equal to the amount by which the Aggregate Equity Proceeds exceed the Target Amount.

(d)           Ninety-one (91) days after the (i) termination or expiration of the Loan Agreement, and (ii) the payment in full in cash of all Obligations, this Agreement shall terminate, and the Agent shall promptly remit or cause to be remitted to the Pledgor, without any recourse to, or warranty or representation by the Agent whatsoever, all of the Side Collateral in the Account.

Section 7.  Representations and Warranties.   Pledgor represents and warrants to the Agent as follows:

(a)           The execution, delivery and performance of this Agreement are within the capacity of Pledgor.

(b)           Except as limited by any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyances and other similar laws, this Agreement constitutes a legal, valid and binding obligation of Pledgor enforceable against Pledgor in accordance with its terms.

(c)           This Agreement creates a valid, perfected and first priority security interest in the Side Collateral, securing the payment of all Obligations.

(d)           Pledgor is the sole beneficial owner of the Side Collateral and no security interest, lien, charge, encumbrance or other interest exists in favor of any Person except for the Agent.

Section 8.  Covenants of the Pledgors.  Pledgor covenants and agrees for the benefit of the Agent as follows:

(a)           Pledgor will not permit any notice creating or otherwise relating to liens on the Side Collateral and the Account or any portion thereof to exist or be on file in any public office, except in favor of the Agent.

(b)           Pledgor will, promptly upon request by the Agent, execute and deliver or use its best efforts to obtain any document, give any notices, execute and file any financing statements or other documents (all in form and substance satisfactory to the Agent), deliver any instruments to the Agent, and take any other actions that are necessary or, in the opinion of the Agent, desirable to perfect or continue the perfection and the first priority of the Agent’s security interest in the Side Collateral and the Account, to protect the Side Collateral and the Account against the rights, claims or interests of any persons or to effect the intent and purposes of this Agreement.  The Pledgor will pay all reasonable costs incurred in connection with any of the foregoing.

(c)           The Pledgor will not in any way hypothecate or create or permit to exist any lien, security interest, charge or encumbrance on or other interest in the Side Collateral or the Account, and the Pledgor will not sell, transfer, assign, pledge, collaterally assign, exchange or otherwise dispose of the Side Collateral or the Account.

Section 9.  [Intentionally Omitted].

Section 10.  Waivers; Other Agreements.

(a)           Agent and Lenders are hereby authorized, without notice to or demand upon Pledgor, which notice or demand is expressly waived hereby, and without discharging or otherwise affecting the obligations of Pledgor hereunder (which shall remain absolute and unconditional notwithstanding any such action or omission to act), from time to time, to:

(i)  supplement, renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Obligations, or any portion thereof, or otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument (including, without limitation, the Loan Agreement and the Other Documents) now or hereafter executed by any Borrower and delivered to Agent or any Lender, including, without limitation, any increase or decrease of the principal amount thereof, the rate of interest thereon or fees payable in connection therewith;

(ii)  waive or otherwise consent to noncompliance with any provision of any agreement, document or instrument (including, without limitation, the Loan Agreement and the Other Documents) evidencing or in respect of the Obligations, or any part thereof, now or hereafter executed by any Borrower and delivered to Agent or any Lender;

(iii)  accept partial payments on the Obligations;

(iv)  receive, take and hold security or collateral for the payment or performance of the Obligations, or any part thereof, or for the payment or performance of any guaranties of all or any part of the Obligations, and exchange, enforce, waive, substitute, liquidate, terminate, abandon, fail to perfect, subordinate, transfer, otherwise alter and release any such security or collateral;

(v)  apply any and all such security or collateral and direct the order or manner of sale thereof as Agent and Lenders may determine in their sole discretion;

(vi)  settle, release, compromise, collect or otherwise liquidate the Obligations, or any part thereof, or accept, substitute, release, exchange or otherwise alter, affect or impair any security or collateral for the Obligations, or any part thereof, or any guaranty therefor, in any manner;

(vii)  add, release or substitute any one or more guarantors, makers or endorsers of all or any part of the Obligations and otherwise deal with any Borrower, or any guarantor, maker or endorser as Agent and Lenders may elect in their sole discretion;

(viii)  apply any and all payments or recoveries from any Borrower or from any guarantor, maker or endorser of all or any part of the Obligations in such order as Agent and Lenders in their sole discretion may determine, whether such Obligations are secured or unsecured or guaranteed or not guaranteed by others;

(ix)  apply any and all payments or recoveries from any guarantor, maker or endorser of all or any part of the Obligations or sums realized from security furnished by any of them upon any of their indebtedness or obligations to Agent and Lenders as Agent and Lenders in their sole discretion may determine, whether or not such indebtedness or obligations relate to the Obligations; and

(x)  refund at any time, at Agent’s and Lender’s sole discretion, any payment received by Agent or any Lender in respect of any Obligations, and, even though prior thereto this Agreement shall have been canceled or surrendered (or any lien, security interest or other collateral shall have been released or terminated by virtue thereof), such prior cancellation or surrender (or release or termination) shall not diminish, release, discharge, impair or otherwise affect the obligations of Pledgor hereunder in respect of the amount so refunded (and any lien, security interest or other collateral so released or terminated shall be reinstated with respect to such obligations), subject, in each case, to other limitations, if any, set forth herein.

(b)  Pledgor hereby agrees that its obligations under this Agreement are absolute and unconditional and shall not be discharged or otherwise affected as a result of:

(i)           the invalidity or unenforceability of any security for or guaranty of all or any part of the Obligations or of any promissory note or other agreement, document or instrument (including, without limitation, the Loan Agreement and the Other Documents) evidencing or in respect of all or any part of the Obligations, or the lack of perfection or continuing perfection or failure of priority of any security for all or any part of the Obligations or any guaranty therefor;

(ii)           the absence of any attempt to collect the Obligations, or any portion thereof, from any Borrower or any guarantor or other action to enforce the same;

(iii)           any failure by Agent or any Lender to acquire, perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for all or any part of the Obligations or any guaranty therefor;

(iv)           any election by Agent or Lenders in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. § 101 et seq.) (the “Bankruptcy Code”);

(v)           any borrowing or grant of a security interest by any Borrower, as debtor-in-possession, or extension of credit, under the Bankruptcy Code;

(vi)           the disallowance, under the Bankruptcy Code, of all or any portion of Agent’s or any Lender’s claim(s) for repayment of the Obligations;

(vii)           any use of cash collateral under the Bankruptcy Code;

(viii)                      any agreement or stipulation as to the provision of adequate protection in any bankruptcy proceeding;

(ix)           the avoidance of any lien in favor of Agent for any reason;

(x)           any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Borrower, Pledgor, or any guarantor, maker or endorser, including without limitation, any discharge of, or bar or stay against collecting or accelerating, all or any of the Obligations (or any interest thereon) in or as a result of any such proceeding;

(xi)           any failure by Agent or any Lender to file or enforce a claim against any Borrower or such Person’s estate in any bankruptcy or insolvency case or proceeding;

(xii)           any action taken by Agent that is authorized by this Agreement;

(xiii)                      any election by Agent under Section 9-604(a) of the Uniform Commercial Code as enacted in any relevant jurisdiction as to any security for the Obligations or any guaranty of all or any part of the Obligations; or

(xiv)                      any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than payment and performance in full of the Obligations and the termination of the Loan Agreement and all Other Documents).

(c)  Until the Obligations have been paid and performed in full and the Loan Agreement and Other Documents have been terminated, Pledgor hereby irrevocably agrees that it will not assert, to the extent permitted by applicable law, any “claim” (as defined in Section 101(5) of the Bankruptcy Code) to which Pledgor is or would at any time be entitled by virtue of its obligations under this Agreement, including, without limitation, any right of subrogation (whether contractual, under Section 509 of the Bankruptcy Code or otherwise), reimbursement, contribution, exoneration or similar right against any Borrower, or by virtue of any other indebtedness or obligations of any Borrower to Pledgor now existing or hereafter incurred ; provided, however, that in any case under the Bankruptcy Code with respect to any Borrower, Pledgor may file a proof of contingent claim with respect to any such subrogation or other rights for the sole purpose of timely asserting such claims in compliance with any bar order (or standing order or local rule establishing a period of time for the timely filing of claims in such case), provided further that (i) Pledgor’s filing such proof of claim shall be without prejudice to Agent’s and Lenders’ rights under this Agreement and/or under Section 509 of the Bankruptcy Code and (ii) such proof of claim shall state that Pledgor’s claims memorialized thereby are subject to the provisions of this Agreement.  Pledgor further waives, to the extent permitted by applicable law:

(i)  any requirements of diligence or promptness on the part of Agent or Lenders;

(ii)  presentment, demand for payment or performance and protest and notice of protest with respect to the Obligations or any guaranty with respect thereto;

(iii)  notices (a) of nonperformance, (b) of acceptance of this Agreement, (c) of default in respect of the Obligations or any guaranty, (d) of the existence, creation or incurrence of new or additional indebtedness, arising either from additional loans extended to any Borrower or otherwise, (e) that the principal amount, or any portion thereof, and/or any interest on any document or instrument evidencing all or any part of the Obligations is due, (f) of any and all proceedings to collect from any Borrower, any maker, endorser or any guarantor of all or any part of the Obligations, or from anyone else, (g) of the exchange, sale, surrender or other handling of any security or collateral given to Agent to secure payment of the Obligations or any guaranty therefor, and (h) of any action taken by Agent that is authorized by this Agreement;

(iv) any right to require Agent or Lenders to (a) proceed first against any Borrower or any other Person whatsoever, (b) proceed against or exhaust any security given to or held by Agent or Lenders in connection with the Obligations or any guaranty, or (c) pursue any other remedy in Agent’s or any Lender’s power whatsoever;

(v)           any defense arising by reason of (a) any disability or other defense of any Borrower or any guarantor of all or any portion of the Obligations, (b) the cessation from any cause whatsoever of the liability of any Borrower or any guarantor of all or any portion of the Obligations, (c) any act or omission of Agent or any Lender or others which directly or indirectly, by operation of law or otherwise, results in or aids the discharge or release of any Borrower or any security given to or held by Agent or any Lender in connection with the Obligations or any guaranty;

(vi)           any and all other suretyship defenses under applicable law (other than payment and performance in full of the Obligations and the termination of the Loan Agreement and all Other Documents); and

(vii) the benefit of any statute of limitations affecting the Obligations or Pledgor’s liability hereunder or the enforcement hereof.

All waivers granted by Pledgor hereunder shall be unconditional (except to the extent expressly provided herein) and irrevocable irrespective of whether the Obligations have been paid in full by Pledgor or any other party.

(d)  Pledgor hereby assumes responsibility for keeping itself informed of the financial condition of each Borrower, of any and all endorsers and/or guarantors of all or any part of the Obligations and of all other circumstances bearing upon the risk of nonpayment and nonperformance of the Obligations, or any part thereof, and Pledgor hereby agrees that neither Agent nor any Lender shall have any duty to advise Pledgor of information known to Agent or such Lender regarding such condition or any such circumstances.  In the event Agent or any Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to Pledgor, neither Agent nor such Lender shall not have any obligation (i) to undertake any investigation, whether or not a part of its regular business routine, (ii) to disclose any information which Agent or such Lender wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information of Pledgor.

Section 11.  Continuing Security Interest; Successors and Assigns.  This Agreement shall create a continuing security interest in the Side Collateral and the Account and shall (i) remain in full force and effect until terminated in accordance with its terms, (ii) be binding upon Pledgor, its heirs, administrators, executors, successors, and permitted assigns and (iii) inure to the benefit of the Agent and its successors, transferees and assigns, provided that the Pledgor shall not have the right to assign this Agreement or any interest herein or in the Side Collateral and the Collateral.

Section 12. Notices.   All notices, requests, consents and demands hereunder shall be in writing and mailed, telecopied or delivered to the intended recipient at the address set forth on the signature page of this Agreement or such other address as shall be designated by such party in a written notice to each other party.

Section 13.  Exculpation of Bank; Indemnification by Company.  Pledgor and Agent agree that Bank shall have no liability to either of them for any loss or damage that either or both may claim to have suffered or incurred, either directly or indirectly, by reason of this Agreement or any transaction or service contemplated by the provisions hereof, unless occasioned by the gross negligence or willful misconduct of Bank (as determined by a court of competent jurisdiction in a final and non-appealable judgment).  In no event shall Bank be liable for losses or delays resulting from computer malfunction, interruption of communication facilities, labor difficulties or other causes beyond Bank's reasonable control or for indirect, special or consequential damages.  Pledgor agrees to indemnify Bank and hold it harmless from and against any and all claims, other than those ultimately determined to be founded on gross negligence or willful misconduct of Bank (as determined by a court of competent jurisdiction in a final and non-appealable judgment), and from and against any damages, penalties, judgments, liabilities, losses or expenses (including reasonable attorney's fees and disbursements) incurred as a result of the assertion of any claim, by any person or entity, arising out of, or otherwise related to, any transaction conducted or service provided by Bank through the use of the Account at Bank pursuant to the procedures provided for or contemplated by this Agreement.

Section 14.  Amendments and Waivers.   The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Pledgor, Agent and the Bank.

Section 15.  Interpretation of Agreement.  All terms not defined herein or in the Loan Agreement shall have the meaning set forth in the applicable Uniform Commercial Code, except where the context otherwise requires.  Acceptance of or acquiescence in a course of performance rendered under this Agreement shall not be relevant in determining the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

Section 16.  Survival of Provisions.  All representations, warranties and covenants of the Pledgors contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the full and final payment of the Obligations secured hereby.

Section 17.  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

Section 18.  Submission to Jurisdiction.  Pledgor hereby submits to the nonexclusive jurisdiction of the federal and state courts located in the State of New York and the

City of New York for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 19.  WAIVER OF JURY TRIAL.  PLEDGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR AGREEMENT REFERRED TO HEREIN AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

Section 20.  Counterparts.   This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may executed this Agreement by signing any such counterpart.

Section 21.  Severability.   If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

/s/ Morris Gad
Name: Morris Gad Address: Almod Ltd. 592 5th Ave, 8th FL New York, NY 10036 Facsimile: 646-898-4437

PNC BANK, NATIONAL ASSOCIATION, as Agent
By: /s/ Jeffrey J. Bender Name: Jeffrey J. Bender Title: VP Address: 70 East 55th Street New York, NY 10022 Attention: A. Roger Craig Facsimile: 212-303-0060

PNC BANK, NATIONAL ASSOCIATION, as Bank
By: /s/ Raymond J. DeRiggi Name: Raymond J. DeRiggi Title: Senior Vice President Address: 265 Millburn Avenue Millburn, NJ 07041 Attention: Facsimile: 973-218-2222

STATE OF NEW YORK
COUNTY OF NEW YORK

On this 13TH day of February, 2008, before me personally appeared MORRIS GAD to me known, who, being by me duly sworn, did depose and say that he is the individual described in and which executed the foregoing instrument.

/S/ DIANE M. DROBNER
Notary Public